UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005 (March 4, 2005)

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in charter)

PENNSYLVANIA	1-13045	23-2588479

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

745 Atlantic Avenue, Boston, Massachusetts		02111

(Address of principal executive offices)		(Zip Code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Identification of Categories of Criteria under the 2003 Senior Executive Incentive Plan

On March 30, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Iron Mountain Incorporated (the “Company”) established the categories of criteria to determine the 2005 bonus, payable in 2006, to the Chief Executive Officer of the Company under the 2003 Senior Executive Incentive Plan as set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

2004 Bonuses Paid to Certain Officers

On March 4, 2005, the Compensation Committee approved the payment of cash bonus awards for 2004 to our Chief Executive Officer and the other “Named Executive Officers” as set forth in Exhibit 10.2 attached hereto and incorporated by reference herein.

Incentive Compensation Plan for Named Executive Officers

The Company has an unwritten and informal arrangement with respect to incentive compensation payable to executive officers as described in the summary description set forth in Exhibit 10.3 attached hereto and incorporated by reference herein. Exhibit 10.3 also sets forth the bonus criteria for fiscal year 2005 for executive officers.

Item 9.01. Financial Statements and Exhibits

(c)    Exhibits

Exhibit
Number	Exhibit Description
10.1	2005 Categories of Criteria under the 2003 Senior Executive Incentive Plan
10.2	2004 Bonuses to Certain Officers
10.3	Summary Description of Compensation Plan for Executive Officers
10.4	2003 Senior Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant) By: /s/ Garry B. Watzke Name: Garry B. Watzke Title: Vice President and General Counsel

Date: April 5, 2004